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                                                                 EXHIBIT 10.13.3


                 MULTI-YEAR NON-QUALIFIED STOCK OPTION AGREEMENT


THIS AGREEMENT made and entered into this 5th day of August, 1999, by and between FIRSTMERIT CORPORATION, (the "Company"), and John R. Macso, (the "Optionee").

WITNESSETH, THAT:

WHEREAS, the Company on the 9th day of April, 1997, by action of its shareholders, adopted and approved the 1997 Stock Option Program ("Plan"); and

WHEREAS, the purpose of said Plan is to enable selected and key employees of the Company and its subsidiaries to acquire a proprietary interest in the Company through such Plan, and to provide such employees with a more direct stake in the future and welfare of the Company and its subsidiaries and to encourage them to remain with the Company or its subsidiaries.

NOW THEREFORE, the Company and Optionee agree as follows:

         1.       Amount of Stock Subject to Option.

                  a. The Company hereby grants to Optionee the right to purchase 48,000 shares of authorized and unissued common stock of the Company, which stock is to be issued by the Company upon the exercise of this option as hereinafter set forth.

                  b. The Company also hereby grants to Optionee one Dividend Unit with respect to each share of stock for which this option has been granted.

         2.       Purchase Price.

                  The purchase price per share shall be twenty-six dollars ($26.00) (not less than 100% of the fair market value of the stock at the time the option is granted).

         3.       Period of Option.

                  a. Shares granted as part of this option may not be purchased until such time as they become exercisable. Once such shares become exercisable, all or any part of such shares may be purchased at any time within ten (10) years of the date hereof, except as otherwise provided in Section 8 of this Agreement.

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                  b.       One-third of this option, 16,000 shares, shall become
                           exercisable on February 18, 2000 and one-third of this option, 16,000 shares, shall become exercisable on February 18, 2001. If the net operating income ("NOI") of Mobile Consultants, Inc. ("MCI"), a wholly-owned subsidiary of the Company, equals or exceeds the targeted NOI established for MCI by the Company for both calendar year 2000 and calendar year 2001, then the final one-third of this option, 16,000 shares, shall become exercisable on February 18, 2002. If the NOI of MCI equals or exceeds the targeted NOI established for MCI by the Company for either calendar year 2000 or calendar year 2001, but not both such calendar years, then this option shall become exercisable on February 18, 2002 with respect to only 5,000 of the final 16,000 shares that are subject to this option and the Optionee's option to purchase the remaining 11,000 shares shall be forfeited and become null and void as of February 18, 2002. If the NOI of MCI is less than the targeted NOI established for MCI by the Company for both calendar year 2000 and calendar year 2001, then the Optionee's option to purchase the final 16,000 shares that are subject to this option shall be forfeited and become null and void as of February 18, 2002.
                           Notwithstanding the foregoing, if the Chairman and CEO of the Company determines, in his sole discretion, that the failure of MCI to equal or exceed its targeted NOI in calendar year 2000 or calendar year 2001 is due to extraordinary circumstances, then the Chairman and CEO of the Company may, in his sole discretion, grant to the Optionee the right to exercise this option with respect to any of all of the final 16,000 shares that are subject to this option. NOI shall be determined in accordance with generally accepted accounting principles applied consistently with the Company's past practices.

                  c. The terms of the Dividend Units granted herein shall be ten (10) years from the date of grant hereof, provided that the Dividend Units will accrue dividends only for the first five (5) years of that period.

         4.       General Terms and Conditions.

                  This option is subject to the terms and conditions of the Plan, a copy of which is attached hereto and incorporated by reference herein.

         5.       Exercise of Option.

                  In order to exercise this option or any part thereof, Optionee shall give notice in writing to the Company of his or her intention to purchase all or part of the shares subject to this option, and in said notice shall be set forth the number of shares as to which he or she desires to exercise this option. Optionee shall pay for said shares in full at the time of exercise in cash, by check, bank draft or money order payable to the Company, or through the delivery of shares of stock of the Company having an


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                  aggregate fair market value as determined on the date of
                  exercise equal to the option price. No shares shall be issued until final payment for said shares has been made, and Optionee shall have none of the rights of a shareholder until said shares are issued. Said notice to exercise this option shall set forth that it is Optionee's present intention to acquire said shares for investment, and not with a view to, or for sale in connection with any distribution thereof, if in the opinion of counsel for the Company it is necessary or desirable.

         6.       Payment and Valuation of Dividend Units.


                  a. The amount payable to Optionee in respect of each Dividend Unit awarded herein shall be equal to the aggregate dividends actually paid on one share of the common stock of the Company, to the extent Optionee held such Dividend Unit on the record date established for payment of such dividends.

                  b. Except as otherwise provided herein, the amount payable to Optionee in respect of a Dividend Unit shall be paid to Optionee only at the exercise of this option with respect to the share of stock to which the Dividend Unit is attached.

                  c. A Dividend Unit shall have no further force or effect upon payment in respect thereof.

         7.       Transferability of Option.

                  This option is transferable in accordance with the terms of the Plan.

         8.       Termination of Employment and Death of Optionee.

                  a. If Optionee shall cease to be employed by the Company or one of its subsidiaries for any reason other than death, disability (as defined in the Plan), or retirement (as defined in the Plan), all rights to purchase shares pursuant to this option which have not been exercised shall be immediately canceled, except that if the termination is by the Company or any of its subsidiaries for any reason other than misconduct or misfeasance, Optionee shall have thirty
                           (30) days thereafter within which to exercise this option to the extent that this option was otherwise exercisable immediately prior to such termination, and further if such termination is attributable to a change of control of the Company (as defined in the Plan), the option shall not be canceled but shall continue as though Optionee remained in the employ of the Company or any of its subsidiaries during the remaining term of the option.

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                  b.       In the event of termination of employment due to
                           death, or disability (as defined in the Plan) of Optionee, this option shall become immediately exercisable and be exercisable for a period equal to the lesser of five (5) years or the remaining option term.

                  c. In the event of termination due to Retirement (as defined in the Plan) of Optionee, this option shall become exercisable as specified in Section 3 of this Agreement and be exercisable for a period equal to the lesser of five (5) years or the remaining option term.

                  d. In the event of termination of employment, each Dividend Unit granted herein shall remain outstanding for the duration of this option until paid upon exercise, but shall terminate upon termination, cancellation or expiration of this option.

         9.       Changes in Capital.

                  If, prior to the expiration of this option, there shall be any changes in the capitalization of the Company by reason of stock dividends, stock splits, recapitalizations, combinations, exchanges of shares, spin-off's, liquidations, reclassifications or other similar events, then the number of shares available for purchase hereunder and the option price shall be adjusted proportionally by the Board of Directors of the Company as in its sole discretion shall deem equitable.

         10.      The Right to Terminate Employment.

                  This option shall not confer upon Optionee any right to continue in the employ of Company or its subsidiaries or to interfere with or restrict in any way with the rights of the Company or its subsidiaries to discharge Optionee at any time, for any reason, with or without cause.

         11.      Listing, Registration, Qualification.

                  This option is subject to the requirement and condition that if the Board of Directors shall determine that the listing, registration or qualification upon any securities exchange under any state or federal law, or the approval or consent of any governmental body is necessary or desirable as a condition to the issuance or purchase of any shares subject to this option, then this option may not be exercised in whole or in part unless or until such listing, registration, qualification or approval has been obtained, free of any conditions which are not acceptable to the Board of Directors of the Company, and the sale and delivery of stock hereunder is also subject to the above requirements and conditions.

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         12.      Withholding.

                  The Company may require a payment from Optionee under the exercise of this option to cover applicable withholding for income and employment taxes. The Company reserves the right to offset such tax payment from any funds which may be due Optionee by the Company.

         13.      Reload Stock Option.

                  If this option is exercised while the Optionee is employed by the Company or one of its subsidiaries and the Optionee pays for the shares subject to option through the delivery of shares of stock of the Company having an aggregate fair market value as determined on the date of exercise equal to the option price, Optionee is hereby granted a non-qualified stock option on the date of such exercise (Reload Stock Option). The grant equals the number of whole shares of stock of the Company used to pay the purchase price, and the exercise price of the Reload Stock Option is equal to the fair market value of the stock of the Company on the date of grant. If the Company withholds shares of stock of the Company to cover applicable income and employment taxes related to the exercise of this option, then the grant equals the number of whole shares of stock of the Company used to pay the purchase price less the number of shares withheld.

                  Subject to the provisions of the Plan, the Reload Stock Option may be exercised between its date of grant and the date of expiration of this option. This Reload Stock Option shall be evidenced by an Agreement containing such other terms and conditions as the Committee approves. No Reload Stock Option shall be granted if this option is exercised after the Optionee's retirement, permanent disability, death, or other termination of employment.

                  If the option was exercised before accruing Dividend Units for the number of years specified by the Committee at the time of grant of the option, the Reload Stock Option is hereby granted with Dividend Units that will accrue for the number of years specified by the Committee at the time of grant of the option, less the number of years Dividend Units actually accrued on the option.


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         IN WITNESS WHEREOF, the parties have hereto set their hands to duplicates here of, the 5th day of August, 1999.


Signed in the presence of:             FIRSTMERIT CORPORATION


/s/ Tonia L. Bush                      By: /s/ Christopher J. Maurer
-----------------                         --------------------------------------
                                       Its: Executive Vice President of Human
                                             Resources


                                       OPTIONEE


/s/ Tonia L. Bush                      By:  /s/ John R. Macso
------------------                         -------------------------------------
                                       Print Name:John R. Macso




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